Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of [Ted Angus], [Sarah Tian] and [Catherine Mesgar] as the undersigned’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of such undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of AssetMark Financial Holdings, Inc. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

(2)	do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of any of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted with respect to such undersigned. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney or a counterpart hereto to be executed as of this 11th day of July, 2019.

Huatai Securities Co., Ltd.

/s/ Yi Zhou
By:	Yi Zhou
Chairman and President

Huatai International Financial Holdings Company Limited

/s/ Lei Wang
By:	Lei Wang
Director

Huatai International Investment Holdings Limited

/s/ Lei Wang
By:	Lei Wang
Director